UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2021
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Toast, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of Incorporation)	001-40819 (Commission File Number)	45-4168768 (I.R.S. Employer Identification No.)

401 Park Drive, Suite 801 Boston, Massachusetts		02215
(Address of principal executive offices)		(Zip code)

(617) 297-1005
(Registrant's telephone number, including area code)

	N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	TOST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Toast, Inc. (the “Company”), approved the adoption of the Company’s Senior Executive Cash Incentive Bonus Plan (the “Plan”). Under the Plan, the Committee may select key executives of the Company (the “Executives”) to be eligible to receive periodic cash bonuses based on the attainment of corporate and/or individual performance goals established by the Committee. Each of the Company’s current executive officers is a participant in the Plan. The foregoing summary is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Toast, Inc. Senior Executive Cash Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	TOAST, INC.

	By:	/s/ Brian R. Elworthy
	Name:	Brian R. Elworthy
	Title:	General Counsel and Secretary